UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

TANGO THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39485	85-1195036
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Brookline Avenue Suite 901
Boston, MA	02215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 320-4900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TNGX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 9, 2026, Tango Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Leerink Partners LLC as representatives (the “Representatives”) to the several underwriters named in the Underwriting Agreement (collectively, the “Underwriters”), relating to an underwritten offering (the “Offering”) of (i) 18,166,667 shares (the “Firm Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,833,395 shares of Common Stock (such shares issuable upon exercise of the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”). Each Share was offered and sold at an offering price of $30.00 before deducting underwriting discounts and commissions and each Pre-Funded Warrant was offered and sold at an offering price of $29.999 which is equal to the offering price per Share less the $0.001 exercise price of each Pre-Funded Warrant, before deducting underwriting discounts and commissions. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 3,000,009 shares of its Common Stock (the “Optional Shares,” and together with the Firm Shares, the “Shares”) at the public offering price per Share, less any underwriting discounts and commissions. All of the Firm Shares and the Pre-Funded Warrants in the Offering were sold by the Company.

Each Pre-Funded Warrant has an initial exercise price per share of $0.001, subject to certain adjustments. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Pre-Funded Warrants do not expire. Under the Pre-Funded Warrants, the Company may not effect the exercise of any Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant (i) if immediately prior to the exercise, a holder (together with its affiliates), beneficially owns an aggregate number of shares of Common Stock greater than 4.99% or 9.99%, as applicable (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock of the Company without taking into account any Pre-Funded Warrant Shares, or (ii) to the extent that immediately following the exercise, the holder (together with its affiliates) would beneficially own in excess of the Maximum Percentage of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of such Pre-Funded Warrant Shares, which such percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% upon 61 days’ notice to the Company.

The Offering is expected to close on June 11, 2026, and is subject to the satisfaction of customary closing conditions. The Company estimates that the net proceeds to the Company from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company are approximately $566.5 million. The Company intends to use the net proceeds from the Offering for general corporate purposes, including research and development expenses, expenses relating to the Company’s pivotal trial and preparation for the potential commercialization of one or more of the Company’s product candidates, general and administrative expenses and capital expenditures. Based upon the Company’s current operating plan, it believes that the net proceeds from this Offering, together with its existing cash, cash equivalents and investments, will enable it to fund its operating expenses and capital expenditure requirements into 2030.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties, and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by such parties.

The Offering was made pursuant to the Company’s Registration Statement on Form S-3ASR (File No. 333-291684) (the “Registration Statement”), a free-writing prospectus dated June 9, 2026 and the final prospectus supplement dated June 9, 2026.

A copy of the legal opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K and incorporated by reference into the Registration Statement.

The foregoing descriptions of the Underwriting Agreement and the Pre-Funded Warrants are subject to, and qualified in their entirety by, such documents (or forms thereof), which are attached hereto as Exhibits 1.1 and 4.1, respectively, and incorporated herein by reference.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K and certain of the materials filed herewith contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the Offering and its anticipated consummation and expectations regarding the Company’s cash runway, use of capital, expenses and other future financial results. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by the forward-looking statements contained in this Current Report on Form 8-K or the materials furnished or filed herewith. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as well as any subsequent filings with the SEC. In addition, the forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Item 9.01 Exhibits

1.1	Underwriting Agreement, dated June 9, 2026, among Tango Therapeutics, Inc, J.P. Morgan Securities LLC and Leerink Partners LLC, as representatives of the several underwriters named in Schedule A thereto.

4.1	Form of Pre-Funded Warrant

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANGO THERAPEUTICS, INC.

Date: June 10, 2026	By:	/s/ Matthew Gall
Name: Matthew Gall
Title: Chief Financial Officer